                                                     Registration No. 333-86195


                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                              NATHAN'S FAMOUS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                              11-3166443
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
       incorporation or organization)

                 1400 OLD COUNTRY ROAD, WESTBURY, NEW YORK            11590
               (Address of principal executive offices)             (Zip Code)

            NATHAN'S FAMOUS, INC. 1998 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plan)

                            WAYNE NORBITZ, PRESIDENT
                              NATHAN'S FAMOUS, INC.
                              1400 OLD COUNTRY ROAD
                            WESTBURY, NEW YORK 11590
                     (Name and address of agent for service)

                                 (516) 338-8500
          (Telephone number, including area code, of agent for service)

                                    copy to:
                            NANCY D. LIEBERMAN, ESQ.
                     BLAU, KRAMER, WACTLAR & LIEBERMAN, P.C.
                             100 JERICHO QUADRANGLE
                             JERICHO, NEW YORK 11753
                                 (516) 822-4820

                        CALCULATION OF REGISTRATION FEE

    Title of Each                                  Proposed Maximum        Proposed Maximum
 Class of Securities         Amount to be         Offering Price Per      Aggregate Offering            Amount of
  To be Registered             Registered             Security (1)               Price (1)          Registration Fee
Common Stock, par            500,000 shs.(2)         $3.50                     $1,750,000               $487 (3)
value $.01 per share
together with share
associated common stock
purchase rights

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the bid and asked prices of the Company's Common Stock on the NASDAQ National Market System on August 24, 1999.
(2) This Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the Plan.
(3) Previously paid.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) and (b) below:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 28, 1999;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended June 27, 1999 and September 26, 1999;

                  (c) The Registrant's Current Report on Form 8-K dated September 30, 1999; and

                  (d) The description of the class of securities to be offered which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934 (File No. 0-3189) including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

                  4        1998 Stock Option Plan, as amended.*

                  5 Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.**

                  23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5. **

                  23       Consent of Arthur Andersen LLP.*

                  24       Powers of Attorney.**

-----------------
*filed herewith
** previously filed


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westbury, New York on the 16th day of December, 1999.

                                            NATHAN'S FAMOUS, INC.


                                            By:  /s/ Wayne Norbitz
                                               ---------------------------
                                                  Wayne Norbitz
                                               President and Chief
                                                Operating Officer

                                    POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed on December 16, 1999 by the following persons in the capacities indicated.


                  Signature                  Title

                  *
 ------------------------------     Chairman of the Board and
       Howard M. Lorber             Chief Executive Officer

    /s/ Wayne Norbitz               President, Chief Operating Officer and
 ------------------------------     Director (Principal Executive Officer)
       Wayne Norbitz

   /s/ Ronald G. DeVos              Vice President - Finance
 ------------------------------     Chief Financial Officer and Secretary
      Ronald G. DeVos               (Principal Financial and Accounting Officer)

                  *
 ------------------------------     Director
         Robert J. Eide

                  *
 ------------------------------     Director
         Barry Leistner

                  *
 ------------------------------     Director
         Donald Perlyn

                  *
 ------------------------------     Director
         Attilio F. Petrocelli

  /s/ Wayne Norbitz
 ------------------------------
By: Wayne Norbitz, Attorney-in-Fact



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



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                              NATHAN'S FAMOUS, INC.






           Post-Effective Amendment to Form S-8 Registration Statement





                             E X H I B I T  I N D E X




                                                                                Page No. in Sequential
Exhibit                                                                         Numbering of all Pages,
Number               Exhibit Description                                        including Exhibit Pages

4             1998 Stock Option Plan, as amended.....................                    5

23            Consent of Arthur Andersen LLP ........................                   11






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